Exhibit 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO

Network-1 Technologies, Inc.

203-920-1055

NETWORK-1 REPORTS FIRST QUARTER 2023 RESULTS

New Canaan, Connecticut – May 12, 2023 – Network-1 Technologies, Inc. (NYSE American: NTIP), a company engaged in the acquisition, development, licensing, and monetization of intellectual property assets, today announced financial results for the quarter ended March 31, 2023.

Network-1 had revenue of $537,000 for the three months ended March 31, 2023, as compared to no revenue for the three months ended March 31, 2022. The revenue of $537,000 for the three months ended March 31, 2023 was from the settlement of several lawsuits concerning Network-1’s Remote Power Patent.

Network-1 reported a net loss of $623,000 or $0.03 per share basic and diluted for the three months ended March 31, 2023 compared with a net loss of $1,312,000 or $0.05 per share basic and diluted for the three months ended March 31, 2022.

At March 31, 2023, Network-1’s principal sources of liquidity consisted of cash and cash equivalents and marketable securities of $46,839,000 and working capital of $45,902,000. Network-1 believes based on its current cash position that it will have sufficient cash to fund its operations for the foreseeable future.

To date, Network-1 has invested an aggregate of $7,000,000 in ILiAD Biotechnologies, LLC, a privately held clinical stage biotechnology company dedicated to the prevention of human disease caused by Bordetella pertussis. On March 10, 2023, ILiAD announced a peer reviewed publication in The Lancet, which summarized its adult Phase 2b clinical study of BPZE1, its proprietary intranasal vaccine for the prevention of pertussis. At March 31, 2023, Network-1 owned approximately 6.8% of the outstanding units of ILiAD on a non-fully diluted basis.

Since the inception of Network-1’s Share Repurchase Program through March 31, 2023, Network-1 has repurchased an aggregate of 9,349,449 shares of its common stock at an aggregate cost of $18,060,296 (exclusive of commissions) or an average per share price of $1.93. Network-1 repurchased 136,785 shares of its common stock during the three months ended March 31, 2023 at an aggregate cost of $302,202, or an average per share price of $2.21. At March 31, 2023, the dollar value of remaining shares that may be repurchased under the Share Repurchase Program was $3,095,688.

Network-1 continues to pay dividends consistent with its dividend policy which consists of semi-annual cash dividends of $0.05 per share ($0.10 per share annually) which are anticipated to be paid in March and September of each year. On March 3, 2023, Network-1’s Board of Directors declared a semi-annual cash dividend of $0.05 per share which was paid on March 31, 2023 to all shareholders of record as of March 15, 2023. Network-1’s dividend policy undergoes a periodic review by the Board of Directors and is subject to change at any time depending upon Network-1’s earnings, financial requirements and other factors existing at the time.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns ninety-seven (97) U.S. patents and eight (8) international patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes efforts to monetize five patent portfolios (the Cox, M2M/IoT, HFT, Mirror Worlds and Remote Power Patent portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $187,000,000 from May 2007 through March 31, 2023. Network-1 has achieved licensing and other revenue of $47,150,000 through March 31, 2023 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the Securities and Exchange Commission including, among others, Network-1’s uncertain revenue from licensing its intellectual property, uncertainty as to the outcome of pending litigation involving Network-1’s Cox Patent Portfolio and Remote Power Patent, whether Network-1 will be successful in its appeal to the Federal Circuit of the District Court judgement of non-infringement dismissing Network-1’s litigation against Facebook (now Meta Platforms, Inc.), the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, M2M/IoT Patent Portfolio, HFT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio and Remote Power Patent as well as a return on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company which may result in Network-1 issuing a special cash dividend to its stockholders, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The unaudited condensed consolidated statements of operations and comprehensive loss and unaudited condensed consolidated balance sheets are attached.

 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended March 31,
	2023	2022

REVENUE	$537,000	$—

OPERATING EXPENSES:
Costs of revenue	151,000	—
Professional fees and related costs	298,000	250,000
General and administrative	781,000	572,000
Amortization of patents	83,000	75,000

TOTAL OPERATING EXPENSES	1,313,000	897,000

OPERATING LOSS	(776,000)	(897,000)

OTHER INCOME (LOSS) :
Interest and dividend income, net	310,000	80,000
Net realized and unrealized gain (loss) on marketable securities	364,000	(514,000)
Total other income (loss), net	674,000	(434,000)

LOSS BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(102,000)	(1,331,000)

INCOME TAX PROVISION:
Current	—	—
Deferred taxes, net	(153,000)	(452,000)
Total income tax benefit	(153,000)	(452,000)

INCOME (LOSS) BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	$51,000	$(879,000)

SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE	$(674,000)	$(433,000)

NET LOSS	$(623,000)	$(1,312,000)

Net loss per share:
Basic	$(0.03)	$(0.05)
Diluted	$(0.03)	$(0.05)

Weighted average common shares outstanding:
Basic	23,866,821	23,909,115
Diluted	23,866,821	23,909,115

Cash dividends declared per share	$0.05	$0.05

NET LOSS	$(623,000)	$(1,312,000)

OTHER COMPREHENSIVE LOSS
Net unrealized holding loss on corporate bonds and notes during the period, net of tax	—	(3,000)

COMPREHENSIVE LOSS	$(623,000)	$(1,315,000)

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2023	December 31, 2022
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,919,000	$13,448,000
Marketable securities, at fair value	36,920,000	34,991,000
Prepaid taxes	177,000	177,000
Other current assets	119,000	348,000

TOTAL CURRENT ASSETS	47,135,000	48,964,000

OTHER ASSETS:
Patents, net of accumulated amortization	1,509,000	1,592,000
Equity investment	6,578,000	7,252,000
Operating leases right of - use asset	145,000	161,000
Security deposits	13,000	—

Total Other Assets	8,245,000	9,005,000

TOTAL ASSETS	$55,380,000	$57,969,000

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$601,000	$507,000
Income taxes payable	115,000	115,000
Accrued contingency fees and related costs	96,000	—
Accrued payroll	139,000	317,000
Other accrued expenses	203,000	587,000
Operating lease obligation, current	79,000	79,000

Total Current Liabilities	1,233,000	1,605,000

LONG TERM LIABILITIES:
Deferred tax liability	1,008,000	1,161,000
Operating lease obligation, non-current	77,000	94,000

TOTAL LIABILITIES	$2,318,000	$2,860,000

COMMITMENTS AND CONTINGENCIES (Note G)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, authorized 10,000,000 shares; none issued and outstanding at March 31, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; authorized 50,000,000 shares; 23,811,505 and 23,863,639 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	239,000	239,000
Additional paid-in capital	67,099,000	66,939,000
Accumulated deficit	(14,262,000)	(12,055,000)
Accumulated other comprehensive loss	(14,000)	(14,000)

TOTAL STOCKHOLDERS’ EQUITY	53,062,000	55,109,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,380,000	$57,969,000